EXHIBIT 10.1


June 3, 2008

National Coal Corp.
8915 George Williams Road
Knoxville, TN
Attention:  Daniel A. Roling
            President and Chief Executive Officer
            Telephone: (865) 690-6900

Re:  Exchange of the Notes for Common Stock
     Letter Agreement, dated May 20, 2008

Ladies and Gentlemen:

         I make reference to the letter agreement, dated May 20, 2008 (the "Agreement"), between National Coal Corp. (the "Company") and Neuberger Berman, LLC, LibertyView Capital Management Division (the "Representative"). All capital terms used herein and not defined herein shall have the meanings given such terms in the Agreement.

         This letter (this "Amendment") will confirm our agreement to amend the Agreement as follows:

         1. Exchange of Notes. Paragraph 1 of the Agreement is amended and restated in its entirety to read as follows:

         "The settlement of the Exchange will take place on or before June 9, 2008 (the "Settlement Date"), at which time Holders will cause delivery of the Notes to the Company, and the Company will cause delivery to Holders of the number of shares of Common Stock (the "Exchange Shares") equal to (a) the principal amount of each respective Note exchanged multiplied by 0.90, divided by (b) $6.81, in exchange for the Notes and all claims Holders may have arising out of or relating to the Notes, other than the right to receive accrued interest with respect thereto. Representative may elect to deliver the Notes to the Company in partial amounts for next day settlement of shares at dates prior to Settlement Date. Representative will inform the Company of the principal amount of Notes to be exchanged no later than 5:00 pm EST on a date which is one business day prior to the Settlement Date."

         2. Payment of Accrued Interest. Subject to the accuracy of the representations and warranties set forth in Paragraph 4 below, the Company agrees to pay to the Holders of the Notes exchanged hereunder, in cash, on the next scheduled interest payment date, all accrued but unpaid interest on the principal amount of the Notes, which interest shall be paid in accordance with the terms of the Indenture, dated as of December 29, 2005, with respect thereto. The Company's agreement to pay accrued interest to the Holders of the Notes exchanged hereunder is expressly conditional upon such Holders being the record holders of the Notes as of June 1, 2008 as represented in Paragraph 4 below.


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         3.       Return of Accrued Interest.  Representative and Holders hereby agree that if the accrued interest paid by the Company pursuant to Paragraph 2 hereof on the principal amount of the Notes exchanged hereunder includes interest for any period after (but not including) the applicable Settlement Date (such amount of interest is referred to herein as the "Excess Interest"), then the Representative and the applicable Holders shall pay to the Company, within two business days following the Holders' receipt thereof, the amount of Excess Interest received by such Holder.

         4. Representations and Warranties. Representative and Holders hereby represent and warrant to the Company that all Holders exchanging Notes hereunder were the record holders of such Notes as of June 1, 2008, with the understanding that the Company will pay on or around June 15, 2008 to the record holders of the Notes as of June 1, 2008 all accrued but unpaid interest on the Notes.

         5. Miscellaneous. Except as expressly modified hereby, all other terms and provisions of the Agreement shall remain in full force and effect and are incorporated herein by this reference; provided, however, to the extent of any inconsistency between the provisions of the Agreement and the provisions of this Amendment, the provisions of this Amendment shall control. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original Amendment, but all of which, taken together, shall constitute one and the same Amendment, binding on the parties hereto. The signature of any party to any counterpart hereof shall be deemed a signature to, and may be appended to, any other counterpart hereof.

                            (Signature page follows)


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                                     Very truly yours,

                                     Neuberger Berman, LLC
                                     LibertyView Capital Management Division

                                     By:  /s/ Steven S. Rogers
                                          --------------------------------------
                                          Name:  Steven S. Rogers
                                          Title: Authorized Person

AGREED AND ACCEPTED:
-------------------

NATIONAL COAL CORP.

By:  /s/ Daniel Roling
     --------------------------------------------
     Name:   Daniel Roling
     Title:  Chief Executive Officer


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